SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 10, 2003

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Number
1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5.    Other Events

On February 10, 2003 Sierra Pacific Resources (the “Company”) issued a press release announcing that it is seeking to raise $250 million through a private placement of convertible notes due 2010, in accordance with Rule 144A under the Securities Act of 1933.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1    Press Release issued February 10, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: February 11, 2003	By:	/s/ JOHN E. BROWN
John E. Brown Vice President, Controller

Exhibit Index

Sierra Pacific Resources

Exhibit 99.1 – Press Release issued February 10, 2003